Exhibit 99.2

Unaudited pro forma combined condensed balance sheet of M&T as of December 31, 2021, giving effect to the Merger as if it had been completed on December 31, 2021, and the unaudited pro forma combined condensed income statement of M&T for the fiscal year ended December 31, 2021, giving effect to the Merger as if it had been completed on January 1, 2021, and the notes related thereto.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On April 1, 2022, M&T Bank Corporation (“M&T”) acquired People’s United Financial, Inc. (“People’s United”). The following unaudited pro forma combined condensed financial information combines the historical consolidated financial position and results of operations of M&T and People’s United as an acquisition by M&T of People’s United. Pursuant to the terms of the merger agreement dated February 22, 2021, People’s United shareholders received consideration valued at .118 of an M&T common share in exchange for each common share of People’s United. The purchase price totaled approximately $8.4 billion (with the price based on M&T’s closing price of $164.66 per share on the New York Stock Exchange (“NYSE”) as of April 1, 2022). Additionally, People’s United outstanding preferred stock was converted into new shares of Series H preferred stock of M&T.

The unaudited pro forma combined condensed financial information has been prepared to give effect to the following:

•

the acquisition of People’s United by M&T under the provisions of the Financial Accounting Standards Board Accounting Standards Codification, ASC 805, “Business Combinations,” whereby the assets and liabilities of People’s United are recorded by M&T at their respective fair values as of the date the merger is completed;

•

the issuance of 50,325,004 shares of M&T common stock based on the number of shares of People’s United common stock issued and outstanding as of April 1, 2022 (based upon a 0.118 exchange ratio and the closing price per share of M&T’s common stock reported on the NYSE on April 1, 2022 of $164.66) and the valuation of People’s United stock-based compensation;

•	certain reclassifications to conform the historical financial statement presentation of People’s United to that of M&T; and

•	transaction costs in connection with the merger.

The following unaudited pro forma combined condensed financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of M&T and the related notes included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) the historical audited consolidated financial statements of People’s United and the related notes included in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2021 included herein under Exhibit 99.1.

The unaudited pro forma combined condensed income statement for the year-ended ended December 31, 2021 combines the historical consolidated income statements of M&T and People’s United, giving effect to the merger as if it had been completed on January 1, 2021. The accompanying unaudited pro forma combined condensed balance sheet as of December 31, 2021 combines the historical consolidated balance sheets of M&T and People’s United, giving effect to the merger as if it had been completed on December 31, 2021.

The unaudited pro forma combined condensed financial information is provided for illustrative information purposes only. The unaudited pro forma combined condensed financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by M&T in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma combined condensed financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded during the measurement period as prescribed by generally accepted accounting principles in the United States.

In connection with the plan to integrate the operations of M&T and People’s United following the merger, M&T and People’s United recognized merger-related charges consisting of professional services, including legal expenses, investment banker fees and technology-related activities to prepare for planned integration efforts, and printing costs associated with communications with shareholders, and anticipates additional similar costs will be incurred in the future. The results for 2021 include merger-related expenses of $44 million ($34 million after-tax effect) and $22 million ($18 million after tax-effect) incurred by M&T and People’s United, respectively.

PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

(Unaudited)

The following unaudited pro forma combined condensed balance sheet gives effect to the acquisition by M&T of People’s United using the acquisition method of accounting assuming the acquisition was consummated on December 31, 2021.

	December 31, 2021
			Transaction Accounting Adjustments
	Historical M&T	Historical People’s United	Fair Value (1)		Other (13)		Pro Forma Combined
Assets
Cash and due from banks	$1,337,577	$320,480	$—		$—		$1,658,057
Interest-bearing deposits at banks and other short-term investments	41,872,304	10,268,764	—		—		52,141,068
Investment securities	7,155,860	10,750,166	(27,029	)(2)	—		17,878,997
Loans and leases	92,912,452	37,860,043	(473,856	)(3)	99,000	(4)	130,397,639
Allowance for credit losses	(1,469,226)	(343,600)	343,600	(4)	(341,000	)(4)	(1,810,226)

Loans and leases, net	91,443,226	37,516,443	(130,256)		(242,000)		128,587,413
Goodwill	4,593,112	2,680,842	957,276	(5), (12)	—		8,231,230
Core deposit and other intangible assets	3,998	127,764	133,236	(6)	—		264,998
Other assets	8,701,083	2,977,948	9,417	(7)	65,878	(7)	11,754,326

Total assets	$155,107,160	$64,642,407	$942,644		$(176,122)		$220,516,089

Liabilities and shareholders’ equity
Interest-bearing deposits	$71,411,929	$35,814,223	$(300	)(8)	$—		$107,225,852
Total borrowings	3,532,415	1,950,602	9,162	(9)	—		5,492,179

Total interest-bearing liabilities	74,944,344	37,764,825	8,862		—		112,718,031
Noninterest-bearing deposits	60,131,480	17,941,084	—		—		78,072,564
Other liabilities	2,127,931	1,034,706	181,824	(10)	17,650	(10)	3,362,111

Total liabilities	137,203,755	56,740,615	190,686		17,650		194,152,706

Preferred equity	1,750,000	244,074	16,526	(11)	—		2,010,600
Common equity	16,153,405	7,657,718	735,432	(12)	(193,772)		24,352,783

Total shareholders’ equity	17,903,405	7,901,792	751,958		(193,772)		26,363,383

Total liabilities and shareholders’ equity	$155,107,160	$64,642,407	$942,644		$(176,122)		$220,516,089

See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

(in thousands, except per share)

(Unaudited)

The following unaudited pro forma combined condensed statement of income for the year ended December 31, 2021 gives effect to M&T’s acquisition of People’s United using the acquisition method of accounting assuming the acquisition was consummated on January 1, 2021.

	For the year ended December 31, 2021
	Historical M&T	Historical People’s United	Transaction Accounting Adjustments (1)		Pro Forma Combined
Interest income
Loans and leases, including fees	$3,748,988	$1,382,142	$49,858	(14)	$5,180,988
Investment securities	141,162	209,693	146,348	(15)	497,203
Other	48,634	9,475	—		58,109

Total interest income	3,938,784	1,601,310	196,206		5,736,300

Interest expense
Deposits	51,834	68,622	1,148	(16)	121,604
Borrowings	62,172	33,558	3,642	(17)	99,372

Total interest expense	114,006	102,180	4,790		220,976

Net interest income	3,824,778	1,499,130	191,416		5,515,324
Provision for credit losses	(75,000)	(48,271)	242,000	(18)	118,729

Net interest income after provision for credit losses	3,899,778	1,547,401	(50,584)		5,396,595

Other income
Mortgage banking revenues	571,329	2,103	—		573,432
Service charges on deposit accounts	402,113	137,819	—		539,932
Trust income	644,716	69,801	—		714,517
Brokerage services income	62,791	13,235	—		76,026
Loss on bank investment securities	(21,220)	—	—		(21,220)
Other revenues from operations	507,265	170,679	—		677,944

Total other income	2,166,994	393,637	—		2,560,631

Other expense
Salaries and employee benefits	2,045,677	679,602	—		2,725,279
Equipment and net occupancy	326,698	196,501	(3,945	)(19)	519,254
Amortization of core deposit and other intangible assets	10,167	36,997	31,836	(20)	79,000
FDIC assessments	69,704	28,203	—		97,907
Other costs of operations	1,159,377	242,537	17,650	(21)	1,419,564

Total other expense	3,611,623	1,183,840	45,541		4,841,004

Income before taxes	2,455,149	757,198	(96,125)		3,116,222
Income taxes	596,403	152,310	(23,525	)(22)	725,188

Net income	1,858,746	604,888	(72,600)		2,391,034
Dividends on preferred stock and income attributable to unvested stock-based compensation awards	(81,769)	(14,063)	—		(95,832)

Net income available to common shareholders	$1,776,977	$590,825	$(72,600)		$2,295,202

Net income per common share
Basic	$13.81	$1.40	$—		$12.82
Diluted	13.80	1.39	—		12.79
Average common shares outstanding
Basic	128,649	420,831	50,325	(23)	178,974
Diluted	128,812	424,535	50,599		179,411

See accompanying notes to pro forma combined condensed financial statements.

Notes to Pro Forma Combined Condensed Financial Statements

(dollars in thousands, except per share)

(Unaudited)

A.	Adjustments to the Unaudited Pro Forma Combined Condensed Financial Statements

(1)	Transaction accounting adjustments reflect preliminary estimates of pro forma increases (decreases) resulting from the use of the acquisition method of accounting.

(2)	Adjustment to reflect acquired investment securities at estimated fair value.

(3)	Adjustment to reflect acquired loans and leases at estimated fair value, which includes lifetime credit loss expectations, current interest rates and liquidity. The adjustments include the following:

December 31, 2021
Reversal of historical People’s United’s loan and lease adjustments	$22,806
Establish fair value mark on People’s United’s loans and leases	(496,662)

Net adjustments	$(473,856)

(4)	Adjustments to the allowance for credit losses (“ACL”) include the following:

December 31, 2021
Reversal of historical People’s United’s allowance for credit losses	$343,600

Increase in loans and leases and the allowance for credit losses for gross-up for estimate of lifetime credit losses for purchased credit-deteriorated (“PCD”) loans and leases	$(99,000)
Provision for estimate of lifetime credit losses for non-PCD loans and leases	(242,000)

Net adjustments	$(341,000)

(5)	Adjustment to reflect $3,638,118 of estimated pro forma goodwill from this business combination and the elimination of People’s United historical goodwill of $2,680,842.

(6)

Adjustment to reflect $218,000 of estimated core deposit intangible asset and $43,000 of other intangible assets from this business combination and the elimination of existing intangible assets of People’s United of $127,764.

(7)	Adjustments to other assets for the following:

December 31, 2021
Adjustment to reflect fixed and other assets at estimated fair value	$(20,520)
Adjustment to reflect the estimated increase to deferred tax assets resulting from acquisition accounting adjustments	29,937

Net fair value adjustments	9,417
Adjustment to reflect the estimated tax effect of other acquisition adjustments	65,878

Net adjustments	$75,295

(8)	Adjustment to reflect the estimated fair value of interest-bearing deposits.

(9)	Adjustment to reflect borrowings at estimated fair value:

December 31, 2021
Reversal of historical People’s United’s fair value adjustments	$(2,209)
Establish fair value mark on People’s United’s borrowings	11,371

Net adjustments	$9,162

Notes to Pro Forma Combined Condensed Financial Statements, continued

(dollars in thousands, except per share)

(Unaudited)

(10)	Adjustments to other liabilities for the following:

December 31, 2021
Merger-related transaction costs of People’s United	$155,173
Other	26,651

Net fair value adjustments	181,824
Merger-related transaction costs of M&T	17,650

Net adjustments	$199,474

(11)	Adjustment to reflect preferred stock at estimated fair value.

(12)

Reflects the issuance of 50,325,004 shares of M&T common stock based on the number of shares of People’s United common stock issued and outstanding as of April 1, 2022 and the closing price per share of M&T’s common stock reported on the NYSE on April 1, 2022 of $164.66 and the valuation of People’s United stock-based compensation.

(13)

Reflects adjustments to record the gross-up for lifetime credit losses for PCD acquired loans and leases ($99,000), to record the allowance for non-PCD acquired loans and leases ($242,000), to reflect M&T’s merger-related transaction costs ($17,650) and recognize the tax effects related thereto ($65,878).

		Year Ended December 31, 2021
(14)	Net adjustment to interest income to eliminate People’s United’s accretion of discounts on previously acquired loans and record the estimated accretion of net discount on acquired loans and leases.	$49,858
(15)	Net adjustment to interest income to record the estimated amortization of net discounts on securities.	146,348
(16)	Net adjustment to interest expense to record the estimated incremental amortization of fair value adjustments on acquired interest-bearing deposits.	1,148
(17)	Net adjustment to interest expense to record the estimated incremental amortization of fair value adjustments on long-term debt.	3,642
(18)	Adjustment to record provision for credit losses on non-PCD acquired loans and leases.	242,000
(19)	Adjustment to depreciation expense related to fixed assets.	(3,945)

Notes to Pro Forma Combined Condensed Financial Statements, continued

(dollars in thousands, except per share)

(Unaudited)

Year Ended December 31, 2021
(20)	Net adjustment to record incremental amortization expense associated with core deposit and other intangible assets. Core deposit intangible asset and other intangible assets will be amortized using expected lives ranging from three to seven years.	$31,836

		Amortization Expense
	Useful Life (years)	Year Ended December 31, 2021
Core deposit intangible asset	7	$54,500
Trust relationship intangible asset	5	6,333
Other	3	8,000

		68,833
Historical amortization expense		(36,997)

Pro forma net adjustment to amortization		$31,836

Amortization for the next five years
Year 1	$59,781
Year 2	50,729
Year 3	33,676
Year 4	24,624
Year 5	15,571

		Year Ended December 31, 2021
(21)	Reflects estimated professional fees of M&T associated with the acquisition.	$17,650
(22)	Adjustment to income tax expense to record the applicable state and federal tax effects of transaction accounting adjustments at the combined estimated statutory rate of 26% applied to items that are tax-effected.	(23,525)
(23)	Adjustments to weighted-average shares of M&T common stock outstanding to eliminate weighted average shares of People’s United common stock outstanding and record shares of M&T common stock outstanding calculated using an exchange ratio of .118 per share.

Notes to Pro Forma Combined Condensed Financial Statements, continued

(dollars in thousands, except per share)

(Unaudited)

B.	Pro Forma Purchase Price Allocation

The following table sets forth a pro forma allocation of the estimated total purchase price to the fair value of the assets and liabilities of People’s United using People’s United’s audited consolidated balance sheet as of December 31, 2021, with the excess recorded to goodwill:

People’s United’s Net Assets at Fair Value:
Assets
Cash and due from banks	$320,480
Interest-bearing deposits at banks and other short-term investments	10,268,764
Investment securities	10,723,137
Loans and leases, net	37,386,187
Core deposit and other intangible assets	261,000
Other assets	2,987,365

Total assets acquired	61,946,933
Liabilities and Preferred Equity
Interest-bearing deposits	35,813,923
Total borrowings	1,959,764

Total interest-bearing liabilities	37,773,687
Noninterest-bearing deposits	17,941,084
Other liabilities	1,216,530

Total liabilities	56,931,301
Preferred equity	260,600

Total liabilities and preferred equity	57,191,901

Net assets acquired	$4,755,032

Pro forma goodwill	$3,638,118